Exhibit 4(c)






                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                           FLEET FINANCIAL GROUP, INC.

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO

                          Dated as of February 4, 1997

                               TABLE OF CONTENTS*

                                                                    Page
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1           Definition of Terms                              1

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1           Designation and Principal Amount                 3
SECTION 2.2           Maturity                                         3
SECTION 2.3           Form and Payment                                 3
SECTION 2.4           Global Debenture                                 4
SECTION 2.5           Interest                                         5

                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1           Special Event Redemption                         5
SECTION 3.2           Optional Redemption by Company                   6
SECTION 3.3           No Sinking Fund                                  6
SECTION 3.4           Required Approval                                6

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1           Extension of Interest Payment Period             6
SECTION 4.2           Notice of Extension                              7
SECTION 4.3           Limitation of Transactions                       7

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1           Payment of Expenses                              7
SECTION 5.2           Payment Upon Resignation or Removal              8

                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1           Listing on an Exchange                           8

                                   ARTICLE VII
                                FORM OF DEBENTURE

SECTION 7.1           Form of Debenture                                9


                                  ARTICLE VIII
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1           Original Issue of Debentures                    13

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1           Ratification of Indenture                       14
SECTION 9.2           Trustee Not Responsible for Recitals            14
SECTION 9.3           Governing Law                                   14
SECTION 9.4           Separability                                    14
SECTION 9.5           Counterparts                                    14


*THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART OF THIS SECOND SUPPLEMENTAL INDENTURE.

     SECOND SUPPLEMENTAL INDENTURE, dated as of February 4, 1997 (the "Second Supplemental Indenture"), between Fleet Financial Group, Inc., a Rhode Island corporation (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee") under the Indenture dated as of December 11, 1996 between the Company and the Trustee (the "Indenture").

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of such securities to be known as its 8.00% Junior Subordinated Deferrable Interest Debentures due 2027 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

     WHEREAS, the Company and Fleet Capital Trust I, a Delaware statutory business trust (the "Trust"), have made an offer to exchange (the "Offer") the Trust's 8.00% Trust Originated Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, for any and all of the Company's depositary shares (the "Depositary Shares"), each representing a 1/10 interest in a share of Series V 7.25% Perpetual Preferred Stock, $1.00 par value, of the Company (the "Preferred Stock") not owned by the Company;

     WHEREAS, concurrently with the issuance of the Preferred Securities in exchange for Depositary Shares validly tendered in the Offer, (a) the Trust will issue and sell to the Company 8.00% Trust Originated Common Securities (the "Common Securities") in an aggregate stated liquidation amount equal to at least 3% of the total capital of the Trust and (b) the Company will deposit in the Trust as trust assets the Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities so issued; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

     NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1.  Definition of Terms.

     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

     (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

     (c)  the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     (f)  the  following   terms  have  the  meanings   given  to  them  in  the
          Declaration:  (i) Dealer  Manager  Agreement;  (ii) Delaware  Trustee;
          (iii) Distributions; (iv) Institutional Trustee; (v) Preferred Securities Guarantee; (vi) Preferred Security Certificate and (vii) Regular Trustee.

     (g) the following terms have the meanings given to them in this Section 1.1(g):

     "Additional Interest" shall have the meaning set forth in Section 2.5(c).

     "Compound Interest" shall have the meaning set forth in Section 4.1.

     "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

     "Creditor" shall have the meaning set forth in Section 5.1

     "Declaration" means the Amended and Restated Declaration of Trust of Fleet Capital Trust I, a Delaware statutory business trust, dated as of February 4, 1997.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Dissolution Event" means the dissolution of the Trust and distribution of the Debentures held by the Institutional Trustee pro rata to the holders of the Trust Securities in accordance with the Declaration, such event to occur at the option of the Company at any time.

     "Extended  Interest  Payment  Period"  shall have the  meaning set forth in
Section 4.1.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "Global Debenture" shall have the meaning set forth in Section 2.4(a).

     "Holder" means any person in whose name at the time a Debenture is registered on the Security Register.

     "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

     "Non Book-Entry  Preferred  Securities" shall have the meaning set forth in
Section 2.4(a).

     "Optional  Prepayment  Price"  shall have the  meaning set forth in Section
3.2.

     "Redemption Price" shall mean either the Special Event Prepayment Price or the Optional Prepayment Price, as the context requires.

     "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its equivalent) for purposes of the Federal Reserve Board's capital guidelines for bank holding companies; provided, however, that the distribution of the Debentures in connection with the liquidation of the Trust by the Company and the treatment thereafter of the Debentures as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Special Event" means a Tax Event or Regulatory Capital Event, as the case may be.

     "Special  Event  Prepayment  Price"  shall  have the  meaning  set forth in
Section 3.1.

     "Stated Maturity" means the date on which the Debentures mature and on which the principal shall be due and payable, together with all accrued and unpaid interest thereon including Compound Interest and Additional Interest, if any, which date shall be February 15, 2027, unless shortened to a date not earlier than April 15, 2001, or extended to a date not later than February 15, 2046, as more fully described in Section 2.2.

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of the original issuance of the Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

     SECTION 2.1.  Designation and Principal Amount.

     There is hereby authorized a series of Securities designated the "8.00% Junior Subordinated Deferrable Interest Debentures due 2027", limited in aggregate principal amount to the aggregate stated liquidation amount of the Preferred Securities and Common Securities to be issued by the Trust, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.04 of the Indenture.

     SECTION 2.2.  Maturity.

     (a) The Debentures shall mature on February 15, 2027. The Company has the right at any time to shorten the maturity of the Debentures to a date not earlier than April 15, 2001. The exercise of such right is subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies. The Company also has the right to extend the maturity of the Debentures to a date no later than February 15, 2046, so long as at the time such election is made and at the time such extension commences (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Debentures, (iii) the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distributions on the Preferred Securities are accumulated and (iv) the Debentures or, if the Preferred Securities are so rated, the Preferred Securities are rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization

     (b) In the event that the Company elects to shorten or extend the maturity date of the Debentures, it shall give notice to the Trustee, and the Trustee shall give notice of such shortening or extension to the holders of the Debentures no more than 90 and no less than 30 days prior to the effectiveness thereof.

     SECTION 2.3.  Form and Payment.

     Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     SECTION 2.4.  Global Debenture.

     (a) In connection with a Dissolution Event,

          (i) the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depository Institution, or its nominee, and delivered by the Trustee to the Depository Institution for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository Institution; and

          (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depository Institution or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security registrar for transfer or reissuance, at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

     (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository Institution, or to a successor Depository Institution selected or approved by the Company or to a nominee of such successor Depository Institution.

     (c) If (i) at any time the Depository Institution notifies the Company that it is unwilling or unable to continue as Depository Institution or if at any time the Depository Institution for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository Institution for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be,
(ii) the Company at any time determines that the Debentures shall no longer be represented by a Global Debenture or (iii) there shall have occurred an Event of Default, then the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In such event the Company will execute, and subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository Institution, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depository Institution for delivery to the Persons in whose names such Securities are so registered.

     SECTION 2.5.  Interest.

     (a) Each Debenture will bear interest at the rate of 8.00% per annum (the "Coupon Rate") from January 31, 1997, the first date following the expiration date of the Offer (the "Accrual Date"), until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on March 31, 1997, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the March 15, June 15, September 15 and December 15 prior to the applicable Interest Payment Date, except as otherwise provided herein. Payments of interest may be deferred by the Company pursuant to the provisions of Article IV hereof. The Debentures will also accrue interest at the rate of 7.25% per annum of the principal amount thereof from January 15, 1997 through January 30, 1997, the expiration date of the Offer, payable on March 31, 1997 to holders of the Debentures on the record date for such distribution ("Pre-Issuance Interest"). No deferral of interest will be permitted with respect to interest accruing from January 15, 1997 through January 30, 1997.

     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (c) If, at any time while the Institutional Trustee is the holder of any Junior Subordinated Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.


                                   ARTICLE III

                          REDEMPTION OF THE DEBENTURES

     SECTION 3.1.  Special Event Redemption.

     If, prior to April 15, 2001, a Special Event has occurred and is continuing, the Company shall have the right, upon not less than 30 days and no more than 60 days notice to the Holders, at its option, to redeem the Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event at a prepayment price (the "Special Event Prepayment Price") equal to (i) 104% of the principal amount of the Debentures if prepaid during the period commencing on the Accrual Date through and including April 14, 1998 and (ii) the percentage of the principal amount of the Debentures specified below, if prepaid during the 12-month period beginning April 15 of the years indicated below, plus, in each case, any accrued and unpaid interest thereon to the date of prepayment:

           Year                                     Percentage
           1998                                     103%
           1999                                     102
           2000                                     101
          2001 and thereafter                      100

     The Special Event Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Prepayment Price by 10:00 a.m., New York time, on the date such Special Event Prepayment Price is to be paid.

     SECTION 3.2.  Optional Redemption by Company.

     Subject to the provisions of Article XIV of the Indenture, except as otherwise may be specified in this Second Supplemental Indenture, the Company shall have the right, upon not less than 30 days and no more than 60 days notice to the Holder, to redeem the Debentures, in whole or in part, from time to time, on or after April 15, 2001, for cash at a prepayment price (the "Optional Prepayment Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to the redemption date. If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depository Institution shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Holder to be redeemed. The Optional Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Prepayment Price by 10:00 a.m., New York time, on the date such Optional Prepayment Price is to be paid.

     SECTION 3.3.  No Sinking Fund.

     The Debentures are not entitled to the benefit of any sinking fund.

     SECTION 3.4.  Required Approval.

     Any redemption of the Debentures in accordance with the foregoing Sections may require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.


                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 4.1.  Extension of Interest Payment Period.

     With the exception of Pre-Issuance Interest, so long as the Company shall not be in default in the payment of interest on the Debentures, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Stated Maturity. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compound Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compound Interest (together, "Deferred Interest") that shall be payable to the Holders in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

     SECTION 4.2.  Notice of Extension.

     (a) If the Institutional Trustee is the only registered Holder at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Institutional Trustee is not the only Holder at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

     (c) The quarter in which any notice is given  pursuant to paragraphs (a) or
(b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

     SECTION 4.3.  Limitation of Transactions.

     If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred any Event of Default, as defined in the Indenture, or (iii) there shall have occurred any Event of Default, as defined in the Preferred Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Debentures), (2) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (3) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).


                                    ARTICLE V

                                    EXPENSES

     SECTION 5.1.  Payment of Expenses.

     In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including fees to the dealer managers payable pursuant to the Dealer Manager Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

     (b) be responsible for and shall pay all debts and obligations (other than payments of principal, interest and premium, if any, with respect to the Trust Securities) and costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offer, sale and issuance of the Trust Securities (including fees to the dealer managers in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee, the Delaware Trustee and the Regular Trustees (including any amounts payable under Article 10 of the Declaration), the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities);

     (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     The Company's obligations under this Section 5.1 shall be for the benefit of, and shall be enforceable by, any person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this Section 5.1 directly against the Company and the Company irrevocably waives any right of remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 5.1.

     SECTION 5.2.  Payment Upon Resignation or Removal.

     Upon termination of this Second Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


                                   ARTICLE VI

                          COVENANT TO LIST ON EXCHANGE

     SECTION 6.1.  Listing on an Exchange.

     If the Debentures are distributed to the holders of the Preferred Securities issued by the Trust, and the Preferred Securities are then so listed, the Company will use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.


                                   ARTICLE VII

                                FORM OF DEBENTURE

     SECTION 7.1.  Form of Debenture.

     The Debentures and the Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

     (FORM OF FACE OF DEBENTURE)

     IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                       No. ______________________________

                           FLEET FINANCIAL GROUP, INC.

             8.00% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                    DUE 2027

     FLEET FINANCIAL GROUP, INC., a Rhode Island corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The First National Bank of Chicago, as Institutional Trustee of Fleet Capital Trust I under that certain Amended and Restated Declaration of Trust dated as of February 4, 1997, or registered assigns, the principal sum of Eighty-Six Million Three Hundred Thirty-Eight Thousand Seventy-Five Dollars ($86,338,075.00) on February 15, 2027 (such date, as it may be shortened or extended as provided below, the "Stated Maturity"), and to pay interest on said principal sum from January 31, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1997, at the rate of 8.00% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the March 15, June 15, September 15 and December 15 prior to the applicable Interest Payment Date. Payments of interest may be deferred by the Company pursuant to the provisions of Article IV hereof. The Debentures will also accrue interest at the rate of 7.25% per annum of the principal amount thereof from January 15, 1997 through January 30, 1997, payable on March 31, 1997 to holders of the Debentures on the record date for such distribution. No deferral of interest will be permitted with respect to interest accruing from January 15, 1997 through January 30, 1997. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Company has the right at any time to shorten the maturity of the Debentures to a date not earlier than April 15, 2001. The exercise of such right is subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies. The Company also has the right to extend the maturity of the Debentures to a date no later than February 15, 2046, so long as at the time such election is made and at the time such extension commences (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Debentures, (iii) the Trust is not in arrears on payments of distributions on the Preferred Securities and no deferred distributions on the Preferred Securities are accumulated and (iv) the Debentures or, if the Preferred Securities are so rated, the Preferred
Securities are rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness and Other Financial Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated:  February __, 1997

                                   FLEET FINANCIAL GROUP, INC.


                                   By:_________________________________________
                                        Name
                                        Title

Attest:


By:_______________________________
Name:
Title:



                         (FORM OF CERTIFICATE OF AUTHENTICATION)

                               CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                   The First National Bank of Chicago as Trustee


                                   By___________________________________________
                                        Authorized Officer



                               (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 11, 1996, duly executed and delivered between the Company and The First National Bank of Chicago as Trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture dated as of February 4, 1997, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

     If, prior to April 15, 2001, a Special Event has occurred and is continuing, the Company shall have the right, upon not less than 30 days and no more than 60 days notice to the Holders, at its option, to redeem the Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event at a prepayment price (the "Special Event Prepayment Price") equal to (i) 104% of the principal amount of the Debentures if prepaid during the period commencing on January 31, 1997 through and including April 14, 1998 and (ii) the percentage of the principal amount of the Debentures specified below, if prepaid during the 12-month period beginning April 15 of the years indicated below, plus, in each case, any accrued and unpaid interest thereon to the date of prepayment:

                  Year                                        Percentage

                  1998                                        103%
                  1999                                        102
                  2000                                        101
                  2001 and thereafter                         100

     Subject to the provisions of Article XIV of the Indenture, except as otherwise may be specified in the Second Supplemental Indenture, the Company shall have the right, upon not less than 30 days and no more than 60 days notice to the Holder, to redeem the Debentures, in whole or in part, from time to time, on or after April 15, 2001 (an "Optional Redemption"), for cash at a prepayment price (the "Optional Prepayment Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to the date of prepayment.

     The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depository Institution shall determine the principal amount of such Debentures held by each Holder to be redeemed in accordance with its procedures.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereon or any interest or premium thereon payable in any coin or currency other than that provided in this Debenture, or impair or affect the right of any Holder of a Debenture to institute suit for payment thereof or the right of repayment, if any, at the option of the Holder, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that no Extended Interest Payment Period may last beyond the Stated Maturity of the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or last beyond the Stated Maturity date of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ARTICLE VIII

                          ORIGINAL ISSUE OF DEBENTURES

     SECTION 8.1.  Original Issue of Debentures.

     Debentures in the aggregate principal amount of the aggregate stated liquidation amount of the Preferred Securities and Common Securities to be issued by the Trust, may, upon execution of this Second Supplemental Indenture or any written order of the Company setting forth the amount therefor, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer, its Secretary, any Assistant Treasurer, or any Assistant Secretary, without any further action by the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1.  Ratification of Indenture.

     The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 9.2.  Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 9.3.  Governing Law.

     This Second Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     SECTION 9.4.  Separability.

     In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Debentures, but this Second Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 9.5.  Counterparts.

     This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   FLEET FINANCIAL GROUP, INC.


                                   By:/s/Douglas L. Jacobs
                                   ____________________________________________
                                   Name: Douglas L. Jacobs
                                   Title: Vice President and Treasurer



                                   THE FIRST NATIONAL BANK OF CHICAGO as Trustee


                                   By:/s/Steven M. Wagner
                                   ____________________________________________
                                   Name: Steven M. Wagner
                                   Title: Vice President

STATE OF                            )
COUNTY OF                           )       ss.:

     On the ____ day of __________, 1997 before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________________________; that he is  ___________________________________  of Fleet Financial Group,  Inc., one of
the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


________________________________________
NOTARY PUBLIC

[seal] Commission expires:




STATE OF                            )
COUNTY OF                           )       ss.:

     On the _____ day of ________________, 1997, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________________; that he is
___________________ of The First National Bank of Chicago, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



________________________________________
NOTARY PUBLIC

[seal] Commission expires: